UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the acquisition of Landmark Partners, LLC (“Landmark”) by OM Asset Management plc (“OMAM”), which was completed on August 18, 2016. OMAM acquired a majority of the equity interests in Landmark for $242.4 million in cash with the potential for an additional payment, subject to a service and other conditions, of up to $225.0 million to be made on or around December 31, 2018. The following unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of OMAM, which are incorporated by reference herein, and the consolidated financial statements and related notes of Landmark, which are included elsewhere in this filing.

The unaudited pro forma condensed combined balance sheet as of June 30, 2016 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015, are presented herein. The unaudited pro forma condensed combined balance sheet combines the unaudited condensed combined balance sheets of OMAM and Landmark as of June 30, 2016 and gives effect to the acquisition as if it had been completed on June 30, 2016. The unaudited pro forma condensed combined statements of operations combine the historical results of OMAM and Landmark for the six months ended June 30, 2016 and the year ended December 31, 2015 and give effect to the acquisition as if it occurred on January 1, 2015. The historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the unaudited condensed combined statements of operations, expected to have a continuing impact on the condensed combined results.

The acquisition of Landmark by OMAM is accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations” (“ASC 805”), with OMAM representing the accounting acquirer under this guidance. The unaudited pro forma condensed combined financial information primarily gives effect to:

•	Application of the acquisition method of accounting in connection with the acquisition;

•	Adjustments to reflect financing arrangements entered into in connection with the acquisition;

•	Transaction costs incurred in connection with the acquisition; and

•	Adjustments to reflect stock-based compensation arrangements entered into in conjunction with the acquisition.

The unaudited pro forma condensed combined statements of operations also include certain purchase accounting adjustments, including items expected to have a continuing impact on the consolidated results, such as increased amortization expense related to the acquired intangible assets. The unaudited pro forma condensed combined statements of operations do not include the impact of any revenue, cost or other operating synergies that may result from the acquisition.

The unaudited pro forma condensed combined financial information presented is based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes and does not purport to represent what the financial position or results of operations would actually have been if the acquisition occurred as of the dates indicated or what financial position or results would be for any future periods.

The unaudited pro forma condensed combined financial information is based upon the respective historical consolidated financial statements of OMAM and Landmark and should be read in conjunction with (1) the accompanying notes to the unaudited pro forma condensed combined financial information, (2) the unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2016 and notes thereto of OMAM included in OMAM’s Quarterly Report on Form 10-Q for the six months ended June 30, 2016, filed with the SEC on August 9, 2016 and incorporated by reference, (3) the audited consolidated financial statements for the year ended December 31, 2015 and notes thereto included in OMAM’s current report on Form 10-K, filed with the SEC on March 15, 2016 and incorporated by reference, (4) the unaudited consolidated financial statements as of June 30, 2016 and notes thereto of Landmark, and (5) the audited consolidated financial statements for the fiscal year ended December 31, 2015 and notes thereto of Landmark, both of which are included elsewhere in this filing. The unaudited pro forma condensed combined financial information is not intended to be indicative of the results that would have occurred if the transactions had happened on the dates indicated or which may be realized in the future.

OM ASSET MANAGEMENT PLC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2016
(in millions, unaudited)

	Historical
	OM Asset Management plc	Landmark Partners, LLC	Pro Forma Adjustments for Purchase Accounting	(Note)	Pro Forma Adjustments for Financing	(Note)	Pro Forma Condensed Combined
Assets
Cash and cash equivalents	$65.1	$14.1	$(242.4)	6 (a)	$358.2	6 (f)	$195.0
Investment advisory fees receivable	142.3	7.8	—		—		150.1
Property and equipment, net	31.9	5.1	0.3	6 (b)	—		37.3
Investments	217.6	—	—		—		217.6
Acquired intangibles, net	1.4	—	86.0	6 (c)	—		87.4
Goodwill	126.5	—	138.8	6 (d)	—		265.3
Other assets	21.4	1.2	—		—		22.6
Other amounts due from related parties	0.2	5.4	—		—		5.6
Deferred tax assets	330.9	—	—		—		330.9
Total assets	$937.3	$33.6	$(17.3)		$358.2		$1,311.8

Liabilities and equity
Accounts payable and accrued expenses	$56.4	$1.0	—		$(33.9)	6 (f)	$23.5
Accrued incentive compensation	76.4	7.8	—		—		84.2
Other amounts due to related parties	207.5	5.2	—		—		212.7
Long-term compensation liabilities	258.8	0.5	—		—		259.3
Accrued income taxes	92.3	—	—		—		92.3
Third party borrowings	50.0	0.1	—		392.1	6 (f)	442.2
Other liabilities	9.1	1.7	—		—		10.8
Total liabilities	750.5	16.3	—		358.2		1,125.0

Commitments and contingencies
Equity:		—	—		—		—
Ordinary shares	0.1	—	—		—		0.1
Members' equity	—	17.3	(17.3)	6 (e)	—		—
Shareholders' equity	210.3	—	—		—		210.3
Accumulated other comprehensive loss	(23.6)	—	—		—		(23.6)
Total equity	186.8	17.3	(17.3)		—		186.8
Total liabilities and equity	$937.3	$33.6	$(17.3)		$358.2		$1,311.8
See accompanying notes to unaudited pro forma condensed combined financial information.

OM ASSET MANAGEMENT PLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015
(in millions except for per share data, unaudited)

	Historical
	OM Asset Management plc	Landmark Partners, LLC	Pro Forma Adjustments for Purchase Accounting	(Note)	Pro Forma Adjustments for Financing	(Note)	Pro Forma Adjustments for Stock-Based Compen-sation	(Note)	Pro Forma Condensed Combined
Revenue:
Management fees	$637.2	$80.8	—		—		—		$718.0
Performance fees	61.8	—	—		—		—		61.8
Other revenue	0.3	—	—		—		—		0.3
Total revenue	699.3	80.8	—		—		—		780.1
Operating expenses:		—	—		—		—		—
Compensation and benefits	412.8	46.5	—		—		70.6	7 (f)	529.9
General and administrative expense	88.2	10.5	—	7 (a)	—		—		98.7
Amortization of acquired intangibles	0.2	—	6.4	7 (b)	—		—		6.6
Depreciation and amortization	6.9	0.5	—	7 (c)	—		—		7.4
Total operating expenses	508.1	57.5	6.4		—		70.6		642.6
Operating income (loss)	191.2	23.3	(6.4)		—		(70.6)		137.5
Non-operating income and (expense):					—		—		—
Investment income	13.0	0.1	—		—		—		13.1
Interest income	0.2	—	—		—		—		0.2
Interest expense	(3.1)	(0.1)	—		(23.5)	7 (e)	—		(26.7)
Total non-operating income	10.1	—	—		(23.5)		—		(13.4)
Income (loss) from continuing operations before taxes	201.3	23.3	(6.4)		(23.5)		(70.6)		124.1
Income tax expense	46.6	—	(2.4)	7 (d)	(4.8)	7 (d)	(26.8)	7 (d)	12.6
Income (loss) from continuing operations	154.7	23.3	(4.0)		(18.7)		(43.8)		111.5
Gain (loss) on disposal of discontinued operations, net of tax	0.8	—	—		—		—		0.8
Net income attributable to noncontrolling interest	—	(0.1)	—		—		—		(0.1)
Net income (loss)	$155.5	$23.2	$(4.0)		$(18.7)		$(43.8)		$112.2

Earnings per share (basic) attributable to controlling interests	$1.29								$0.93
Earnings per share (diluted) attributable to controlling interests	1.29								0.93
Continuing operations earnings per share (basic) attributable to controlling interests	1.28								0.93
Continuing operations earnings per share (diluted) attributable to controlling interests	1.28								0.93
Weighted average ordinary shares outstanding	120.0								120.0
Weighted average diluted ordinary shares outstanding	120.5								120.5

See accompanying notes to unaudited pro forma condensed combined financial information.

Exhibit 99.3

OM ASSET MANAGEMENT PLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2016
(in millions except for per share data, unaudited)

	Historical
	OM Asset Management plc	Landmark Partners, LLC	Pro Forma Adjustments for Purchase Accounting	(Note)	Pro Forma Adjustments for Financing	(Note)	Pro Forma Adjustments for Stock-Based Compensation	(Note)	Pro Forma Condensed Combined
Revenue:
Management fees	$306.7	$39.5	—		—		—		$346.2
Performance fees	(0.8)	—	—		—		—		(0.8)
Other revenue	0.2	—	—		—		—		0.2
Total revenue	306.1	39.5	—		—		—		345.6
Operating expenses:
Compensation and benefits	172.1	18.0	—		—		35.3	7 (f)	225.4
General and administrative expense	44.5	5.7	(1.6)	7 (a)	—		—		48.6
Amortization of acquired intangibles	0.1	—	3.2	7 (b)	—		—		3.3
Depreciation and amortization	4.4	0.2	—	7 (c)	—		—		4.6
Total operating expenses	221.1	23.9	1.6		—		35.3		281.9
Operating income (loss)	85.0	15.6	(1.6)		—		(35.3)		63.7
Non-operating income and (expense):
Investment income	8.0	—	—		—		—		8.0
Interest expense	(1.0)	—	—		(11.9)	7 (e)	—		(12.9)
Total non-operating income	7.0	—	—		(11.9)		—		(4.9)
Income (loss) from continuing operations before taxes	92.0	15.6	(1.6)		(11.9)		(35.3)		58.8
Income tax expense	26.5	—	(0.6)	7 (d)	(2.4)	7 (d)	(13.4)	7 (d)	10.1
Income (loss) from continuing operations	65.5	15.6	(1.0)		(9.5)		(21.9)		48.7
Gain (loss) from discontinued operations, net of tax	1.6	—	—		—		—		1.6
Net income (loss)	$67.1	$15.6	$(1.0)		$(9.5)		$(21.9)		$50.3

Earnings per share (basic)	$0.56								$0.42
Earnings per share (diluted)	0.56								0.42
Continuing operations earnings per share (basic)	0.55								0.41
Continuing operations earnings per share (diluted)	0.55								0.41
Weighted average ordinary shares outstanding	119.7								119.7
Weighted average diluted ordinary shares outstanding	119.8								119.8
See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in millions, except share and per share amounts)

Note 1 – Description of the Acquisition
On June 13, 2016, OMAM, a public limited company incorporated under the laws of England and Wales (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Landmark, a Delaware limited liability company and its members to acquire a majority of the equity interests in Landmark for $242.4 million in cash after working capital adjustments with the potential for an additional payment, subject to a service and other conditions, of up to $225.0 million to be made on or around December 31, 2018. The Company completed the acquisition on August 18, 2016. As a result of the acquisition, Landmark became a majority-owned subsidiary of OMAM.
Note 2 — Basis of Presentation
The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma condensed combined balance sheet was prepared using the unaudited historical balance sheets of OMAM and Landmark as of June 30, 2016. Both OMAM and Landmark’s fiscal years end on December 31. The unaudited pro forma condensed combined statements of operations were prepared using:

•	the historical unaudited condensed consolidated statement of operations of OMAM for the six months ended June 30, 2016;

•	the historical audited consolidated statement of operations of OMAM for the year ended December 31, 2015;

•	the historical unaudited consolidated statement of operations of Landmark for the six months ended June 30, 2016; and

•	the historical audited consolidated statement of operations of Landmark for the year ended December 31, 2015.

OMAM’s historical audited and unaudited financial statements were prepared in accordance with U.S. GAAP and presented in millions of U.S. dollars. Landmark’s historical audited and unaudited financial statements were also prepared in accordance with U.S. GAAP and presented in U.S. dollars. The historical Landmark financial statements included within the unaudited pro forma condensed combined balance sheet and statements of operations have been rounded to millions, and certain reclassifications were made to align Landmark’s financial statement presentation with that of OMAM.

The acquisition of Landmark by OMAM will be accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, with OMAM representing the accounting acquirer under this guidance. Accordingly, the historical condensed consolidated financial statements have been adjusted to give effect to the impact of the consideration paid in connection with the acquisition. In the unaudited pro forma condensed combined balance sheet, OMAM’s cost to acquire Landmark has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of what their respective fair values would be as of the date of the acquisition. The pro forma adjustments are preliminary and are based upon available information and certain assumptions, which management believes are reasonable under the circumstances and which are described in the accompanying notes herein. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. Under ASC 805, generally all assets acquired and liabilities assumed are recorded at their acquisition date fair value. For purposes of the pro forma information presented herein, the fair value of Landmark’s identifiable tangible and intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value. Any excess of the purchase price over the fair value of identified tangible and intangible assets acquired and liabilities assumed will be recognized as goodwill. Management believes the estimated fair values utilized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available and such changes could be material.

The unaudited pro forma condensed combined statements of operations also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in millions, except share and per share amounts)

increased amortization expense on acquired intangible assets. The unaudited pro forma condensed combined statements of operations do not include the impacts of any revenue, cost or other operating synergies that may result from the acquisition.

Financing Arrangement
In July 2016, the Company raised $400.0 million of senior notes, less estimated financing costs and underwriting expenses of $7.9 million, as well as costs of $33.9 million to settle the Company’s previous Treasury rate lock hedge entered into in relation to the senior notes. The aggregate financing consists of $275.0 million of senior notes due in 2026 (the “Institutional Notes”) and $125.0 million of senior notes due in 2031 (the “Retail Notes”). The Institutional Notes bear interest at a fixed rate of 4.80% per year, payable on a semi-annual basis. The Retail Notes bear interest at a fixed rate of 5.125% per year, payable on a quarterly basis. The Company may redeem all or a portion of the Retail Notes at any time after August 1, 2019. A portion of the proceeds from issuance of the Institutional Notes and Retail Notes have been used to finance the acquisition of Landmark.

Stock-Based Compensation

In conjunction with the acquisition, OMAM entered into compensation arrangements with employees of Landmark where pre-acquisition equity units held by Landmark employees became subject to a service condition. These units are accounted for as stock-based compensation, were fair valued as of the closing date of the acquisition and vest over varying increments from December 31, 2018 through December 31, 2024. The Company also entered into an arrangement with Landmark employees whereby an additional payment of up to $225.0 million could be paid based on the growth of Landmark’s business. This arrangement is also accounted for as stock-based compensation, fair valued as of the closing date of the acquisition, and vests on December 31, 2018.

Note 3 – Reclassifications

Historical Landmark financial information included within the unaudited pro forma condensed combined financial information have been reclassified to conform the presentation to that of OMAM as indicated in the tables below:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in millions, except share and per share amounts)

Balance Sheet as of June 30, 2016
Account Description	Increase / (Decrease)

Reimbursable expenses	$(2.4)
Due from officers and affiliates	(3.0)
Other amounts due from related parties	5.4

Due from officers and affiliates	(7.8)
Investment advisory fees receivable	7.8

Prepaid expenses and other current assets	(0.9)
Other assets	0.9

Accrued compensation and other expenses	(7.8)
Accrued incentive compensation	7.8

Accrued compensation and other expenses	(0.6)
Accounts payable and accrued expenses	0.6

Note payable (current)	(0.1)
Third party borrowings	0.1

Due to affiliates (current)	(5.2)
Other amounts due to related parties	5.2

Interest rate swap	(0.1)
Note payable (noncurrent)	(1.5)
Deferred rent	(0.1)
Other liabilities	1.7

Due to affiliates (noncurrent)	(0.5)
Long-term compensation liabilities	0.5

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in millions, except share and per share amounts)

Statements of Operations for the Year Ended December 31, 2015
Account Description	Increase / (Decrease)

Investment advisory fees	$(80.8)
Management fees	80.8

Personnel and related expenses	(15.9)
Discretionary compensation and related taxes	(16.5)
Conversion compensation expense	(2.4)
Specifically allocated expenses	(11.7)
Compensation and benefits	46.5

Occupancy and related expenses	(1.4)
Marketing expenses	(0.8)
Systems expenses	(1.4)
European operating expenses	(2.6)
Other operating expenses	(4.1)
Other employee expense	(0.2)
General and administrative expense	10.5

Introductory fee income	(0.1)
Investment income	0.1

Statements of Operations for the Six Months Ended June 30, 2016
Account Description	Increase / (Decrease)

Investment advisory fees	$(39.5)
Management fees	39.5

Personnel and related expenses	(8.5)
Discretionary compensation and related taxes	(7.7)
Conversion compensation expense	(0.5)
Specifically allocated expenses	(1.3)
Compensation and benefits	18.0

Occupancy and related expenses	(0.8)
Marketing expenses	(0.4)
Systems expenses	(0.7)
European operating expenses	(1.4)
Other operating expenses	(2.3)
Other income (expense)	(0.1)
General and administrative expense	5.7

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in millions, except share and per share amounts)

Note 4 – Conforming Accounting Policies

At this time, the Company is not aware of any material differences between the accounting policies of the two companies that would continue to exist subsequent to the application of purchase accounting. OMAM will conduct a more detailed review of Landmark’s accounting policies in an effort to determine if differences in accounting policies require further reclassification of Landmark’s results of operations or reclassification of assets or liabilities to conform to OMAM’s accounting policies and classifications. As a result, OMAM may identify additional differences between the accounting policies of the two companies that, when conformed, could impact the unaudited pro forma condensed combined financial information.

Note 5 — Purchase Price

For purposes of the unaudited condensed combined pro forma financial information, the estimated cash consideration after closing adjustments of $242.4 million has been allocated using Landmark’s historical balance sheet at June 30, 2016, based on the fair value of acquired assets and assumed liabilities in connection with the acquisition. The preliminary allocation is based on estimates, assumptions and valuations that have not been finalized, and therefore the final consideration and final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements.
The following is a summary of the preliminary allocation of the above purchase price as reflected in the unaudited pro forma condensed combined balance sheet as of June 30, 2016:

Total purchase price	$242.4
Book value of net assets acquired	17.3
Adjustments to:
Acquired intangibles	86.0
Property and equipment	0.3
Total goodwill	$138.8

The acquired intangibles balance is attributed to Landmark’s investment management contracts and tradename. See Note 6 for a discussion of the methods used to determine the fair value of Landmark’s identifiable assets.
Note 6 – Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

Preliminary Purchase Accounting Adjustments

(a)	Reflects $242.4 million, which represents the cash portion of the purchase price paid to Landmark as calculated in Note 5.

(b)
Reflects an increase in book value of $0.3 million related to property and equipment recognized in connection with the acquisition and representing its acquisition date fair value. The fair value estimate for property and equipment has been determined based on the assumptions that management believes market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use).

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in millions, except share and per share amounts)

(c)
Reflects an increase in book value of $86.0 million related to acquired intangibles recognized in connection with the acquisition, consisting of $85.0 million for Landmark’s investment management contracts and $1.0 million for its trade name.

The fair value of the investment management contracts intangible asset was determined using the excess earnings method, a form of the income approach. The principle behind the excess earnings method is that the value of the intangible asset is equal to the present value of the after-tax cash flows attributable to the intangible asset only.  Excess earnings represent the earnings remaining after applying post-tax contributory asset charges to reflect the return required on other assets that contribute to the generation of the forecast cash flows of the intangible asset.

The fair value of the tradename intangible asset was determined utilizing a relief-from-royalty method. The principle behind this method is that the value of the intangible asset is equal to the present value of the after-tax royalty savings attributable to owning the intangible asset.

The fair value estimate for all identifiable intangible assets is preliminary and is based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold or are intended to be used in a manner other than their best use.

(d)
Goodwill is calculated as the difference between the fair value of the consideration paid and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. See Note 5 for the calculation of the amount of preliminary goodwill recognized in connection with the acquisition.

(e)
Reflects an adjustment of $17.3 million to eliminate Landmark’s historical members’ equity, which represents the historical book value of Landmark’s net assets, as a result of the application of purchase accounting.

Financing Adjustments

(f)
The estimated cash consideration of $242.4 million was funded in part by Institutional Notes and Retail Notes totaling $400.0 million, less estimated financing costs and underwriting expenses of $7.9 million, as well as $33.9 million to settle the Company’s Treasury rate lock hedge. The $400.0 million aggregate financing consists of $275.0 million of Institutional Notes with a coupon rate of 4.80% maturing on July 27, 2026 and $125.0 million of Retail Notes with a coupon rate of 5.125% maturing on August 1, 2031.

Note 7 – Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

(a)
Reflects an adjustment to general and administrative expense of $1.6 million for the six months ended June 30, 2016, which represents the elimination of direct and incremental advisory, legal and accounting expenses incurred by OMAM as a result of the acquisition, which are not expected to have a continuing impact on the results of operations. There were no direct and incremental advisory, legal and accounting expenses incurred by OMAM as a result of the acquisition for the year ended December 31, 2015.

(b)
Reflects adjustments of $6.4 million and $3.2 million for the year ended December 31, 2015 and the six months ended June 30, 2016, respectively, which represents an increase to amortization expense related to the fair value of investment management contracts with an estimated useful life of 13.4 years.

(c)	Reflects adjustments to depreciation expense related to the fair value step-up of property and equipment with an estimated useful life of 25 years.

(d)
Reflects adjustments to income tax expense for the year ended December 31, 2015 and the six months ended June 30, 2016 to reflect the tax effect of the pro forma adjustments based on an estimated marginal tax rate of 37.9% related to Landmark. In addition, rates of 20.25% and 20.0% related to interest expense from the financing are applied to the year ended December 31, 2015 and the six months ended June 30, 2016, respectively.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in millions, except share and per share amounts)

Financing Adjustments

(e)
Reflects financing adjustments to interest expense of $23.5 million and $11.9 million for the year ended December 31, 2015 and the six months ended June 30, 2016, respectively, in connection with the $400.0 million in Institutional Notes and Retail Notes issued to fund the acquisition.

Stock-Based Compensation Adjustments

(f)
Reflects the stock-based compensation adjustments of $70.6 million and $35.3 million for the year ended December 31, 2015 and for the six months ended June 30, 2016, respectively, consisting of pre-acquisition equity units held by Landmark employees that became subject to a service condition as a result of the acquisition. These units were fair valued as of the closing date of the acquisition and vest over varying increments based on contractual terms from December 31, 2018 through December 31, 2024. The adjustment also reflects the arrangement with Landmark employees whereby an additional payment of up to $225.0 million could be paid based on the growth of Landmark’s business. This arrangement was also fair valued as of the closing date of the acquisition and vests based on contractual terms on December 31, 2018. Both the pre-acquisition equity units and the potential future payment will be subsequently remeasured at the end of each reporting period.